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                                                                  EXHIBIT 10.28

                        AMENDMENT TO LICENSE AGREEMENT

This Amendment having an effective date of February 13, 1998 is made by and between Cortech, Inc., a corporation having a principal place of business at 6850 North Broadway, Denver, Colorado 80221 (hereafter "Cortech") and The Johns Hopkins University, having an address of 2024 E. Monument Street, Suite 2-100, Baltimore, Maryland 21205 (hereinafter "JHU").

     WHEREAS, JHU and Cortech entered into a License Agreement dated November 21, 1996 (hereinafter the "Agreement"); and

     WHEREAS, JHU and Cortech find it in their mutual best interests to amend said Agreement such that certain rights to the inventions are terminated and shall revert back to JHU, with JHU having sole ownership of said rights.

     NOW THEREFORE, the parties hereto agree to replace or terminate the following paragraphs as follows:

     Paragraph 1.2 is replaced with the following: "Field" shall mean and include the use of PATENT RIGHTS only for the use of Cortech's compound CI-0694 (Sulfasim) and other compounds claimed in the U.S. Patent No. 5,599,912 entitled "Compounds and methods for suppressing an immune response to sulfomethoxozale containing substances."

     Paragraph 4.1 is replaced with the following: Each party will notify the other promptly in writing when any infringement in the Field by another is uncovered or suspected.

     Paragraph 4.2 is replaced with the following: JHU shall have the sole right but not the obligation to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof.

     Paragraph 4.3 is hereby terminated.

     Paragraph 4.4 is replaced with the following: Any recovery by JHU under Paragraph 4.2 shall be deemed to reflect the loss of commercial sales, and JHU shall pay to Cortech fifteen percent (15%) of the recovery net of all reasonable costs and expenses associated with a suit or settlement in the PATENT RIGHTS in the FIELD.

     Paragraph 7.2 is hereby terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first written above.

JOHNS HOPKINS UNIVERSITY                     CORTECH, INC.


By: /s/ Bart Chernow, M.D.                   By:  /s/ Diarmuid Boran
   -------------------------------------        -------------------------------
   Bart Chernow, M.D.                           Name: Diarmuid Boran
   Vice Dean for Research and Technology        Title: Vice President,
   Professor of Medicine,                              Corporate Development
   Anesthesiology and Critical Care